Annual Report dated 10/31/2005 for
International Fund Class A

EXPERIENCE

ANNUAL REPORT

OCTOBER 31, 2005

Smith Barney

International Fund

INVESTMENT PRODUCTS: NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Smith Barney International Fund

Annual Report  •  October 31, 2005

What’s

Inside

Fund Objective

The Fund seeks long-term capital growth. Dividend income, if any, is incidental to this goal. It seeks to achieve this objective by investing primarily in the common stocks of foreign companies that the Fund’s manager believes have above-average prospects for growth, including companies in emerging markets.

Under a licensing agreement between Citigroup and Legg Mason, the names of funds, the names of any classes of shares of funds, and the names of investment advisers of funds, as well as all logos, trademarks and service marks related to Citigroup or any of its affiliates (“Citi Marks”) are licensed for use by Legg Mason. CitiMarks include, but are not limited to, “Smith Barney,” “Salomon Brothers,” “Citi,” “Citigroup Asset Management,” and “Davis Skaggs Investment Management”. Legg Mason
and its affiliates, as well as the Fund’s investment manager, are not affiliated with Citigroup.

All Citi Marks are owned by Citigroup, and are licensed for use until no later than one year after the date of the licensing agreement.

Letter from the Chairman

R. JAY GERKEN, CFA

Chairman, President and Chief Executive Officer

Dear Shareholder,

The U.S. economy was surprisingly resilient during the fiscal year. While surging oil prices, rising interest rates, and the impact of Hurricanes Katrina and Rita threatened to derail the economic expansion, growth remained solid throughout the period. After a 3.3% advance in the second quarter of 2005, third quarter gross domestic product (“GDP”)i growth grew to 4.3%, marking the tenth consecutive quarter in which GDP growth grew 3.0% or more.

As expected, the Federal Reserve Board (“Fed”)ii continued to raise interest rates in an attempt to ward off inflation. After raising rates three times from June 2004 through September 2004, the Fed increased its target for the federal funds rateiii in 0.25% increments eight additional times over the reporting period. The Fed again raised rates in early
November, after the Fund’s reporting period had ended. All told, the Fed’s twelve rate hikes have brought the target for the federal funds rate from 1.00% to 4.00%. This represents the longest sustained Fed tightening cycle since
1976-1979.

During the 12-month period covered by this report, the U.S. stock market generated solid results, with the S&P 500
Indexiv returning 8.72%. Generally positive economic news, relatively benign core inflation, and strong corporate profits supported the market during much of the period.

Looking at the fiscal year as a whole, mid-cap stocks generated superior returns, with the Russell Midcapv, Russell 1000vi, and Russell 2000vii Indexes
returning 18.09%, 10.47%, and 12.08%, respectively. From a market style perspective, value-oriented stocks significantly outperformed their growth counterparts, with the Russell 3000 Valueviii and Russell 3000 Growthix
Indexes returning 11.96% and 8.99%, respectively.

Smith Barney International Fund         1

Please read on for a more
detailed look at prevailing economic and market conditions during the Fund’s fiscal year and to learn how those conditions have affected Fund performance.

Special Shareholder Notice

On December 1, 2005, Citigroup Inc. (“Citigroup”) completed the sale of substantially all of its asset management business, Citigroup Asset Management (“CAM”), to Legg Mason, Inc. (“Legg Mason”). As a
result, the Fund’s investment manager (the “Manager”), previously an indirect wholly-owned subsidiary of Citigroup, has become a wholly-owned subsidiary of Legg Mason. Completion of the sale caused the Fund’s existing investment management contract and sub-advisory contract to terminate. The Fund’s shareholders approved a new investment management contract between the Fund and the Manager (and a new sub-advisory contract) which became effective on December
19, 2005.

Information About Your Fund

As you may be aware, several issues in the mutual fund industry have recently come under the scrutiny of federal and state regulators. The Fund’s Manager and some of its affiliates have received requests for information from various government regulators regarding market timing, late trading, fees, and other mutual fund issues in connection with various investigations. The regulators appear to be examining, among other things, the Fund’s response to market timing and shareholder exchange activity, including compliance with prospectus disclosure related to these subjects. The Fund has been informed that the Manager and its affiliates are responding to those information requests, but are not in a position to predict the outcome of these requests and investigations.

Important information concerning the Fund and its Manager with regard to recent regulatory developments is contained in the Notes to Financial Statements included in this report.

2         Smith Barney International Fund

As always, thank you for your confidence in our stewardship of your assets. We look forward to helping you continue to meet your financial goals.

Sincerely,

R. Jay Gerken, CFA

Chairman, President and Chief Executive Officer

December
1, 2005

All index performance reflects no deduction for fees, expenses or taxes. Please note an investor cannot invest directly in an index.

[i]

Gross domestic product is a market value of goods and services produced by labor and property in a given country.

ii

The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iii

The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

iv

The S&P 500 Index is an unmanaged index of 500 stocks that is generally representative of the performance of larger companies in the U.S. Please note that an investor cannot invest directly in an index.

[v]

The Russell Midcap Index measures the performance of the 800 smallest companies in the Russell 1000 Index whose average market capitalization was approximately $4.7 billion as of 6/24/05.

vi

The Russell 1000 Index measures the performance of the 1,000 largest companies in the Russell 3000 Index, which represents approximately 92% of the total market capitalization of the Russell 3000 Index.

vii

The Russell 2000 Index measures the performance of the 2,000 smallest companies in the Russell 3000 Index, which represents approximately 8% of the total market capitalization of the Russell 3000 Index.

viii

The Russell 3000 Value Index measures the performance of those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth values. (A price-to-book ratio is the price of a stock compared to the difference between a company’s assets and liabilities.)

ix

The Russell 3000 Growth Index measures the performance of those Russell 3000 Index companies with higher price-to-book ratios and higher forecasted growth values.

Smith Barney International Fund         3

Manager Overview

Q. What were the
overall market conditions during the Fund’s reporting period?

A. During the period, returns from the international stock markets were strong in local terms but these gains were tempered for U.S. investors due to the weakness of the yen and euro versus the dollar. Japan was the best performing region for the period overall. Its market rallied sharply during the summer of 2005 when the Liberal Democratic Party secured a landslide election victory and overseas investors stepped up their purchases of Japanese equities. The scale of Prime Minister Koizumi’s victory has expected to make it possible for the government to implement more radical reforms than it previously achieved. In addition, economic data signaled that deflation has come to an end in Japan, which also boosted investor confidence. The stock markets in Europe were also strong. The decline in the value of the euro helped the region’s exporters, while high oil prices led to a rise in many energy-related stocks. The steady improvement in macroeconomic data, combined with a resurgence in merger and acquisition activity towards the end of the period, also supported European equities.

Performance
Review

For the 12 months ended October 31, 2005, Class A shares of the Smith Barney International Fund, excluding sales charges, returned 13.88%.
These shares underperformed the Lipper International Multi-Cap Growth Funds Category Average1, which increased
17.54%. The Fund’s unmanaged benchmark, the MSCI EAFE Indexi, returned 18.09% for the same period.

[1]

Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 12-month period ended October 31, 2005, including the reinvestment of distributions, including returns of capital, if any, calculated among the 180 funds in the Fund’s Lipper category, and excluding sales charges.

4         Smith Barney International Fund 2005 Annual Report

Fund Performance as of October 31, 2005 (excluding sales charges) (unaudited)

6 Months

12 Months

International Fund — Class A Shares

6.59%

13.88%

MSCI EAFE Index

8.63%

18.09%

Lipper International Multi-Cap Growth Funds Category Average

9.68%

17.54%

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above.
Principal value and investment returns will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost. To obtain performance data current to the most recent month-end, please visit our website at
www.citigroupam.com.

Current reimbursements and/or fee waivers are voluntary, and may be reduced or terminated at any time. Absent these reimbursements or waivers, the performance would have been lower.

All share class returns assume the reinvestment of all distributions, including returns of capital, if any, at net asset value and the deduction of all Fund expenses. Returns have not been adjusted to include sales charges that may apply when shares are purchased or the deduction of taxes that a shareholder would pay on Fund distributions. Excluding sales charges, Class 1 shares returned 6.71%, Class B shares returned 6.23% and
Class C shares returned 6.34% over the six months ended October 31, 2005. Excluding sales charges, Class 1 shares returned 14.18%, Class B shares returned 13.05% and Class C shares returned 13.43% over the twelve months ended October 31,
2005.

Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the period ended October 31, 2005, including the reinvestment of distributions, including returns of capital, if any, calculated among the 188 funds for the six-month period and among the 180 funds for the 12-month period in the Fund’s Lipper category and excluding sales charges.

Q. What were the most significant factors affecting Fund performance?

     What were the leading contributors to performance?

A. During the reporting period, the leading contributors to the Fund were in the telecommunication services and utilities sectors. In utilities, we held German utilities RWE AG and E.On AG, both of which performed extremely well. We subsequently reduced our positions due to their high valuations. The Fund’s holding in Spanish utility Endesa SA also enhanced results as its share price was boosted by a takeover bid from Gas Natural. In telecommunications services, we successfully identified companies whose valuations reflected their ability to preserve their cash flows. Examples of holdings in this area that aided the Fund were Telenor ASA, Koninklijke KPN NV and TDC A/S. Elsewhere, in the consumer staples sector, British American Tobacco PLC performed well, due to its large cash generation and execution on its margin expansion targets. In energy, the Fund’s holding in Eni SpA was a leading contributor to performance. In Japan, the Fund benefited from several holdings that saw price appreciation, including industrial conglomerate Mitsubishi Electric Corp., which experienced strong demand for its factory automation products from China. In addition, the company is seeing its margins increase as a result of restructuring some of its lower margin businesses. Similarly, Sumitomo Corp. benefited from its exposure to commodities and energy related projects, as well as improving investor demand for Japanese stocks.

Smith Barney International Fund 2005 Annual Report         5

What were the leading detractors from performance?

A. In consumer staples, the Fund’s position in German retailer Metro AG hurt performance, as a result of weak German consumer confidence and a more competitive domestic environment. In financials, the Fund was underweight Japanese banks, which were very strong performers over the period. However, this was somewhat mitigated by the Fund’s holding in Mitsui
Sumitomo Insurance Co., Ltd., which generated solid results. In information technology, the Fund’s exposure to Nintendo Co., Ltd. and Ricoh Co., Ltd. were detrimental to performance as their profits lagged due to a more competitive environment for their products. In materials, the Fund was underweight in mining stocks, which were boosted by the sharp rise in the price of coal, iron ore, and other commodities. Additionally, the Fund’s exposure to lower valuation basic materials stocks had a detrimental effect on performance as their profits, overall, were weak.

Q. Were there any significant changes to the Fund during the reporting period?

A. While there were changes to the portfolio over the reporting period, our overall investment strategy remained the same.

Thank you for your investment in the Smith Barney International
Fund. As ever, we appreciate that you have chosen us to manage your assets and we remain focused on achieving the Fund’s investment goals.

Sincerely,

The International Portfolio Management Team

December 1, 2005

The information provided is not intended to be
a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

Portfolio holdings and breakdowns are as of October 31, 2005 and are subject to change and may not be representative of the portfolio manager’s current or future investments. The Fund’s top ten holdings (as a percentage of net assets) as of this date were: Vodafone Group PLC (3.8%), Eni SpA (3.0%), Mitsui Sumitomo Insurance Co. Ltd. (3.0%), Total SA (2.8%), BP PLC (2.7%), BNP Paribas SA (2.6%),
Australia & New Zealand Banking Group Ltd. (2.4%), Credit Agricole SA (2.2%), Credit Suisse Group (2.1%) and Royal Bank of Scotland Group PLC (2.1%). Please refer to pages 12 through 14 for a list and percentage breakdown of the Fund’s holdings.

The mention of sector breakdowns is for informational purposes only and should not be construed as a recommendation to purchase or sell any securities. The information provided regarding such sectors is not a sufficient basis upon which to make an investment decision. Investors seeking financial advice regarding the appropriateness of investing in any securities or investment strategies discussed should consult their financial professional. Portfolio holdings are subject to change at any time and may not be representative of the portfolio manager’s current or future investments. The Fund’s top five sector holdings (as a percentage of net assets) as of October 31, 2005 were: Financials (28.1%), Consumer Discretionary (14.3%), Industrials (9.9%), Energy (8.4%) and Health Care (8.3%). The
Fund’s portfolio composition is subject to change at any time.

RISKS:
Keep in mind that the Fund is subject to risks associated with overseas investing, which could result in significant market fluctuations. These risks include currency fluctuations, changes in political and economic conditions, differing securities regulations and periods of illiquidity, and are heightened for investments in the securities of issuers located in emerging markets. These risks are magnified in emerging markets. The Fund may engage in active and frequent trading, resulting in increased transaction costs, which could detract from the Fund’s performance. The Fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on Fund performance.

All index performance reflects no deduction for fees, expenses or taxes. Please note an investor cannot invest directly in an Index.

[i]

The MSCI EAFE Index is an unmanaged index of common stocks of companies located in Europe, Australasia and the Far East.

6         Smith Barney International Fund 2005 Annual Report

Fund at a Glance (unaudited)

Smith Barney International Fund 2005 Annual
Report         7

Fund Expenses (unaudited)

Example

As a shareholder of the Fund, you may incur two types of costs: (1) transaction costs, including front-end and back-end sales charges (loads) on purchase payments; and (2) ongoing costs, including management fees; distribution and/or service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

This example is based on an investment of $1,000
invested on May 1, 2005 and held for the six months ended October 31, 2005.

Actual Expenses

The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid During the Period”.

Based on Actual Total Return(1)

Actual Total Return Without Sales Charges(2)

Beginning Account Value

Ending Account Value

Annualized Expense Ratio

  Expenses
Paid During the Period(3)

Class 1

6.71
%

$
1,000.00

$
1,067.10

1.74
%

$
9.07

Class A

6.59

1,000.00

1,065.90

2.00

10.41

Class B

6.23

1,000.00

1,062.30

2.75

14.29

Class C

6.34

1,000.00

1,063.40

2.46

12.79

(1)

For the six months ended October 31, 2005.

(2)

Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charges with respect to Class 1 and A shares or the applicable contingent deferred sales charges (“CDSC”) with respect to Class B and C shares. Total return is not annualized, as it may not be representative of the total return for the year. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

(3)

Expenses (net of voluntary expense reimbursements) are equal to each class’ respective annualized expense ratio, multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

8         Smith Barney International Fund 2005 Annual Report

Fund Expenses (unaudited) (continued)

Hypothetical
Example for Comparison Purposes

The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other funds. To do so, compare the 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

Please
note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as front-end or back-end sales charges (loads). Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Based on Hypothetical Total Return(1)

Hypothetical Annualized Total Return

Beginning Account Value

Ending Account Value

Annualized Expense Ratio

Expenses Paid During the Period(2)

Class 1

5.00
%

$
1,000.00

$
1,016.43

1.74
%

$
8.84

Class A

5.00

1,000.00

1,015.12

2.00

10.16

Class B

5.00

1,000.00

1,011.34

2.75

13.94

Class C

5.00

1,000.00

1,012.80

2.46

12.48

(1)

For the six months ended October 31, 2005.

(2)

Expenses (net of voluntary expense reimbursements) are equal to each class’ respective annualized expense ratio, multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

Smith Barney International Fund 2005 Annual Report         9

Fund Performance

Average Annual Total Returns(1) (unaudited)

Without Sales Charges(2)

Class 1

Class A

Class B

Class C

Twelve Months Ended 10/31/05

14.18
%

13.88
%

13.05
%

13.43
%

Five Years Ended 10/31/05

(10.78
)

(11.31
)

(12.06
)

(11.20
)

Ten Years Ended 10/31/05

N/A

5.28

4.45

N/A

Inception* through 10/31/05

4.59

6.46

5.62

(12.70
)

With Sales Charges(3)

Class 1

Class A

Class B

Class C

Twelve Months Ended 10/31/05

4.47
%

8.21
%

8.05
%

12.43
%

Five Years Ended 10/31/05

(12.35
)

(12.22
)

(12.24
)

(11.20
)

Ten Years Ended 10/31/05

N/A

4.74

4.45

N/A

Inception* through 10/31/05

3.59

5.94

5.62

(12.70
)

Cumulative Total Returns(1) (unaudited)

Without Sales Charges(2)

  Class 1 (Inception* through
10/31/05)

51.36
%

Class A (10/31/95 through 10/31/05)

67.21

Class B (10/31/95 through 10/31/05)

54.52

  Class C(3) (Inception* through
10/31/05)

(50.18
)

(1)

All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of Fund shares. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

(2)

Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charges with respect to Class 1 and A shares or the applicable contingent deferred sales charges (“CDSC”) with respect to Class B and C shares.

(3)

Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. In addition, Class 1 and A shares reflect the deduction of the maximum initial sales charges of 8.50% and, 5.00%, respectively. Class B shares reflect the deduction of a 5.00% CDSC, which applies if shares are redeemed within one year from purchase payment. Thereafter, the CDSC declines by 1.00% per year until no CDSC is incurred.
Class C shares reflect the deduction of a 1.00% CDSC, which applies if shares are redeemed within one year from purchase payment.

*

Inception date for Class 1 shares is August 8, 1996. Inception date for Class A and B shares is March 17, 1995. Inception date for Class C shares is September 13, 2000.

10         Smith Barney International Fund 2005 Annual Report

Historical Performance (unaudited)

Value of $10,000 Invested in Class A and B Shares of the Smith Barney International Fund vs. MSCI EAFE Index†
(October 1995 — October 2005)

†

Hypothetical illustration of $10,000 invested in Class A and B shares on October 31, 1995, assuming deduction of the maximum 5.00% sales charge at the time of investment for Class A shares.
It also assumes reinvestment of all distributions, including returns of capital, if any, at net asset value through October 31, 2005. The Morgan Stanley Capital International Europe, Australasia and the Far East Index (“MSCI EAFE”) is a
composite portfolio consisting of equity total returns for the countries of Europe, Australasia and the Far East. The Index is unmanaged and is not subject to the same management and trading expenses of a mutual fund. The performance of the
Fund’s other classes may be greater or less than the performance of Class A and B shares as indicated on this chart, depending on whether greater or lesser sales charges and fees were incurred by shareholders investing in the other classes.
The returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

All figures represent past performance and are not a guarantee of future results. The investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

Smith Barney International
Fund 2005 Annual Report         11

Schedule of Investments (October 31, 2005)

SMITH
BARNEY INTERNATIONAL FUND

Shares

Security

Value

COMMON STOCKS — 100.3%

Australia† — 3.2%

163,371

Australia & New Zealand Banking Group Ltd.

$
2,885,425

35,414

National Australia Bank Ltd. (a)

876,396

Total Australia

3,761,821

Belgium† — 0.7%

27,476

Fortis (a)

783,026

Denmark† — 0.4%

8,500

TDC A/S

476,190

Finland† — 3.3%

73,720

Nokia Oyj

1,238,113

106,058

Stora Enso Oyj, Class R Shares

1,358,878

70,317

UPM-Kymmene Oyj

1,359,008

Total Finland

3,955,999

France — 11.7%

16,993

Accor SA (a)†

848,802

40,510

BNP Paribas SA (a)†

3,073,943

87,181

Credit Agricole SA (a)†

2,557,351

11,690

European Aeronautic Defence & Space Co.

405,091

27,590

France Telecom SA (a)†

717,816

20,840

Peugeot SA (a)†

1,266,362

12,323

Pinault Printemps Redoute SA (a)†

1,295,724

4,913

Schneider Electric SA (a)†

403,762

13,013

Total SA (a)†

3,279,679

Total France

13,848,530

Germany† — 8.5%

21,850

Altana AG (a)

1,231,933

34,931

Bayer AG (a)

1,213,888

38,367

DaimlerChrysler AG (a)

1,922,415

14,603

Deutsche Bank AG (a)

1,368,883

69,381

Epcos AG (a)*

837,965

35,448

Metro AG

1,613,610

30,764

Schering AG

1,902,362

Total Germany

10,091,056

Hong Kong† — 0.7%

193,000

Henderson Land Development Co., Ltd.

862,162

Ireland† — 0.2%

12,505

Allied Irish Banks PLC

262,101

Italy† — 5.4%

130,626

Eni SpA (a)

3,496,902

20,392

Fondiaria Sai Spa

564,224

49,182

Indesit Co. (a)

531,060

122,077

SanPaolo IMI SpA (a)

1,762,257

Total Italy

6,354,443

See Notes to Financial Statements.

12         Smith Barney International Fund 2005 Annual Report

Schedule of Investments (October 31, 2005) (continued)

Shares

Security

Value

Japan† — 24.2%

43,000

Bridgestone Corp.

$
880,394

22,000

Canon Inc.

1,164,608

29,000

Daiichi Sankyo*

525,823

97

East Japan Railway Co.

578,409

32,700

Fuji Photo Film Co., Ltd.

1,044,559

108,000

Fujitsu Ltd.

716,094

20,700

Honda Motor Co., Ltd.

1,150,071

89,000

Itochu Corp (a)

611,866

63,000

Kao Corp.

1,505,049

58,000

Koyo Seiko Co (a)

934,508

284,000

Mitsubishi Electric Corp. (a)

1,709,230

270,000

Mitsui Sumitomo Insurance Co., Ltd.

3,487,041

9,700

Nintendo Co., Ltd.

1,089,172

124,000

Nippon Steel Corp. (a)

442,178

321

NTT DoCoMo Inc.

555,825

3,300

Obic Co., Ltd. (a)

539,253

41,200

Pioneer Corp. (a)

518,942

89,000

Ricoh Co., Ltd.

1,410,513

162,000

Sumitomo Chemical Co., Ltd. (a)

956,701

155,000

Sumitomo Corp.

1,744,907

39,000

Takeda Pharmaceutical Co., Ltd.

2,145,259

16,850

Takefuji Corp.

1,184,538

24,000

THK Co., Ltd. (a)

544,221

48,000

Toppan Printing Co., Ltd. (a)

463,998

41,100

Toyota Motor Corp.

1,908,781

199

West Japan Railway Co.

707,685

Total Japan

28,519,625

Luxembourg† — 1.6%

77,303

Arcelor (a)

1,837,185

Netherlands† — 4.4%

15,898

DSM NV

571,296

13,386

ING Groep NV, CVA

386,382

148,166

Koninklijke KPN NV

1,406,872

82,271

TNT NV

1,943,730

13,143

Unilever NV, CVA (a)

925,802

Total Netherlands

5,234,082

Norway† — 0.6%

68,600

Telenor ASA

671,060

Spain† — 1.4%

64,334

Endesa SA (a)

1,601,468

Switzerland† — 8.1%

41,628

Clariant AG*

555,242

57,271

Credit Suisse Group

2,532,411

6,603

Nestle SA (a)

1,964,644

5,956

Swiss Life Holding

920,865

25,507

Swiss Reinsurance

1,721,614

11,076

Zurich Financial Services AG*

1,888,569

Total Switzerland

9,583,345

See Notes to Financial Statements.

Smith Barney International Fund 2005 Annual Report         13

Schedule of Investments (October 31, 2005) (continued)

Shares

Security

Value

United Kingdom† — 25.9%

45,830

AstraZeneca PLC

$
2,055,734

194,573

Barclays PLC

1,926,643

289,063

BP PLC

3,197,467

76,923

British American Tobacco PLC

1,691,864

138,807

Diageo PLC

2,050,563

74,435

FirstGroup PLC

431,641

196,465

GKN PLC

967,202

76,031

GlaxoSmithKline PLC

1,976,877

24,721

GUS PLC

368,481

114,182

HBOS PLC

1,684,806

303,425

International Power PLC

1,245,466

128,581

National Grid PLC

1,175,027

21,249

Next PLC

501,179

439,678

Rentokil Initial PLC

1,194,087

89,285

Royal Bank of Scotland Group PLC

2,470,557

144,207

Sage Group PLC

547,894

568,015

Signet Group PLC

1,021,764

148,055

United Utilities PLC

1,632,290

1,712,743

Vodafone Group PLC

4,492,476

Total United Kingdom

30,632,018

TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENT (Cost — $97,812,549)

118,474,111

SHORT-TERM INVESTMENT — 23.7%

Securities Purchased From Securities Lending Collateral — 23.7%

28,019,311

State Street Navigator Securities Lending Trust Prime Portfolio (Cost — $28,019,311)

28,019,311

TOTAL INVESTMENTS — 124.0% (Cost — $125,831,860#)

146,493,422

Liabilities in Excess of Other Assets — (24.0)%

(28,418,297
)

TOTAL NET ASSETS — 100.0%

$
118,075,125

*

Non-income producing security.

(a)

All or a portion of this security is on loan (See Notes 1 and 3).

#

Aggregate cost for federal income tax purposes is $125,889,014.

†

Securities are fair valued at October 31, 2005, in accordance with the policies adopted by the Board of Trustees (See Note 1).

Summary of Investments by Sector*

Financials

28.0
%

Consumer Discretionary

14.3

Industrials

9.9

Energy

8.4

Health Care

8.3

Telecommunication Services

7.0

Materials

7.0

Consumer Staples

6.9

Information Technology

5.4

Utilities

4.8

100.0
%

*

As a percent of total investments (excluding securities purchased from securities lending collateral).

See Notes to Financial Statements.

14         Smith Barney International
Fund 2005 Annual Report

Statement of Assets and Liabilities (October 31, 2005)

ASSETS:

Investments, at value (Cost — $125,831,860)

$
146,493,422

Foreign currency, at value (Cost — $82,840)

82,227

Dividends receivable

197,029

Receivable for Fund shares sold

79,818

Prepaid expenses

18,451

Total Assets

146,870,947

LIABILITIES:

Payable for loaned securities collateral (Notes 1 and 3)

28,019,311

Transfer agent fees payable

370,629

Management fee payable

135,170

Payable for Fund shares repurchased

98,648

Trustees’ retirement plan

36,945

Due to custodian

21,418

Distribution fees payable

8,599

Trustees’ fees payable

2,467

Accrued expenses

102,635

Total Liabilities

28,795,822

Total Net Assets

$
118,075,125

NET ASSETS:

Par value (Note 5)

$
54

Paid-in capital in excess of par value

186,754,854

Undistributed net investment income

984,448

Accumulated net realized loss on investments and foreign currency transactions

(90,328,089
)

Net unrealized appreciation on investments and foreign currency transactions

20,663,858

Total Net Assets

$
118,075,125

Shares Outstanding:

Class 1

138,658

Class A

2,733,632

Class B

2,415,228

Class C

78,385

Net Asset Value:

Class 1 (and redemption price)

$23.84

Class A (and redemption price)

$22.81

Class B *

$20.96

Class C *

$22.98

Maximum Public Offering Price Per Share:

Class 1 (based on maximum sales charge of 8.50%)

$26.05

Class A (based on maximum sales charge of 5.00%)

$24.01

*

Redemption price is NAV of Class B and C shares reduced by a 5.00% and 1.00% CDSC, respectively, if shares are redeemed within one year from purchase payment (See Note 2).

See Notes to Financial Statements.

Smith
Barney International Fund 2005 Annual Report         15

Statement of Operations (For the year ended October 31, 2005)

INVESTMENT INCOME:

Dividends

$
4,057,007

Income from securities lending

120,132

Interest

14,845

Less: Foreign taxes withheld

(389,934
)

Total Investment Income

3,802,050

EXPENSES:

Transfer agent fees (Notes 2 and 4)

1,171,181

Management fee (Note 2)

998,849

Distribution fees (Notes 2 and 4)

686,364

Custody fees

100,702

Shareholder reports (Note 4)

46,221

Registration fees

34,696

Legal fees

34,654

Audit and tax

29,315

Insurance

7,805

Trustees’ fees

6,628

Miscellaneous expenses

11,953

Total Expenses

3,128,368

Less: Expense reimbursement (Note 2)

(393,553
)

Net Expenses

2,734,815

Net Investment Income

1,067,235

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FOREIGN CURRENCY TRANSACTIONS (NOTES 1 AND 3):

Net Realized Gain (Loss) From:

Investments

9,159,781

Foreign currency transactions

(82,556
)

Net Realized Gain

9,077,225

Change in Net Unrealized Appreciation/Depreciation From:

Investments

4,543,258

Foreign currency transactions

(15,439
)

Change in Net Unrealized Appreciation/Depreciation From Investments

4,527,819

Net Gain on Investments and Foreign Currency Transactions

13,605,044

Increase in Net Assets From Operations

$
14,672,279

See Notes to Financial Statements.

16         Smith Barney International Fund 2005 Annual Report

Statements of Changes in Net Assets (For the years ended October 31,)

2005

2004

OPERATIONS:

Net investment income (loss)

$
1,067,235

$
(580,136
)

Net realized gain

9,077,225

12,995,932

Change in net unrealized appreciation/depreciation

4,527,819

5,412,418

Increase in Net Assets From Operations

14,672,279

17,828,214

FUND SHARE TRANSACTIONS (NOTE 5):

Net proceeds from sale of shares

14,961,550

14,283,959

Cost of shares repurchased

(22,888,590
)

(20,669,359
)

Decrease in Net Assets From Fund Share Transactions

(7,927,040
)

(6,385,400
)

Increase in Net Assets

6,745,239

11,442,814

NET ASSETS:

Beginning of year

111,329,886

99,887,072

End of year*

$
118,075,125

$
111,329,886

* Includes undistributed net investment income and accumulated net investment loss, respectively, of:

$984,448

$(231)

See Notes to Financial Statements.

Smith Barney International Fund 2005 Annual
Report         17

Financial Highlights

For a share of
each class of beneficial interest outstanding throughout each year ended October 31:

Class 1 Shares(1)

2005

2004

2003

2002

2001

Net Asset Value, Beginning of Year

$
20.88

$
17.50

$
14.83

$
20.58

$
42.17

Income (Loss) From Operations:

Net investment income (loss)

0.35

0.09

(0.00
)(2)

(0.19
)

(0.24
)

Net realized and unrealized gain (loss)

2.61

3.29

2.67

(5.56
)

(21.35
)

Total Income (Loss) From Operations

2.96

3.38

2.67

(5.75
)

(21.59
)

Net Asset Value, End of Year

$
23.84

$
20.88

$
17.50

$
14.83

$
20.58

Total Return(3)

14.18
%

19.31
%

18.00
%

(27.94
)%

(51.20
)%

Net Assets, End of Year (millions)

$3

$3

$3

$3

$4

Ratios to Average Net Assets:

Gross expenses

1.71
%

1.99
%

2.45
%

2.02
%

1.54
%

Net expenses

1.71
(4)

1.89
(5)

2.45

2.02

1.54

Net investment income (loss)

1.53

0.47

(0.03
)

(1.00
)

(0.82
)

Portfolio Turnover Rate

30
%

56
%

153
%

24
%

24
%

(1)

Per share amounts have been calculated using the average shares method.

(2)

Amount represents less than $0.01 per share.

(3)

Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

(4)

Effective November 1, 2004, as a result of a voluntary expense limitation, the ratio of expenses to average net assets of the Fund will not exceed 1.75%.

(5)

The investment manager voluntarily waived a portion of its fees. Such waivers are voluntary and may be reduced or terminated at any time.

See Notes to Financial Statements.

18         Smith Barney International Fund 2005 Annual Report

Financial Highlights (continued)

For a share of each class of beneficial interest outstanding throughout each year ended October 31:

Class A Shares(1)

2005

2004

2003

2002

2001

Net Asset Value, Beginning of Year

$
20.03

$
16.89

$
14.42

$
20.15

$
41.57

Income (Loss) From Operations:

Net investment income (loss)

0.27

(0.02
)

(0.12
)

(0.30
)

(0.40
)

Net realized and unrealized gain (loss)

2.51

3.16

2.59

(5.43
)

(21.02
)

Total Income (Loss) From Operations

2.78

3.14

2.47

(5.73
)

(21.42
)

Net Asset Value, End of Year

$
22.81

$
20.03

$
16.89

$
14.42

$
20.15

Total Return(2)

13.88
%

18.59
%

17.13
%

(28.44
)%

(51.53
)%

Net Assets, End of Year (millions)

$62

$56

$49

$40

$53

Ratios to Average Net Assets:

Gross expenses

2.33
%

2.59
%

3.21
%

2.72
%

2.17
%

Net expenses

2.00
(3)(4)

2.49
(4)

3.21

2.72

2.17

Net investment income (loss)

1.23

(0.13
)

(0.77
)

(1.67
)

(1.44
)

Portfolio Turnover Rate

30
%

56
%

153
%

24
%

24
%

(1)

Per share amounts have been calculated using the average shares method.

(2)

Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

(3)

Effective November 1, 2004, as a result of a voluntary expense limitation, the ratio of expenses to average net assets of the Fund will not exceed 2.00%.

(4)

The investment manager voluntarily waived a portion of its fees and/or reimbursed expenses. Such waivers and/or reimbursements are voluntary and may be reduced or terminated at any time.

See Notes to Financial Statements.

Smith
Barney International Fund 2005 Annual Report         19

Financial Highlights (continued)

For a share of each class of beneficial interest outstanding throughout each year ended October 31:

Class B Shares(1)

2005

2004

2003

2002

2001

Net Asset Value, Beginning of Year

$
18.54

$
15.78

$
13.60

$
19.18

$
39.86

Income (Loss) From Operations:

Net investment income (loss)

0.10

(0.19
)

(0.24
)

(0.44
)

(0.59
)

Net realized and unrealized gain (loss)

2.32

2.95

2.42

(5.14
)

(20.09
)

Total Income (Loss) From Operations

2.42

2.76

2.18

(5.58
)

(20.68
)

Net Asset Value, End of Year

$
20.96

$
18.54

$
15.78

$
13.60

$
19.18

Total Return(2)

13.05
%

17.49
%

16.03
%

(29.09
)%

(51.88
)%

Net Assets, End of Year (millions)

$51

$50

$46

$43

$65

Ratios to Average Net Assets:

Gross expenses

3.13
%

3.53
%

4.15
%

3.60
%

2.90
%

Net expenses

2.75
(3)(4)

3.43
(4)

4.15

3.60

2.90

Net investment income (loss)

0.49

(1.07
)

(1.73
)

(2.57
)

(2.18
)

Portfolio Turnover Rate

30
%

56
%

153
%

24
%

24
%

(1)

Per share amounts have been calculated using the average shares method.

(2)

Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

(3)

Effective November 1, 2004, as a result of a voluntary expense limitation, the ratio of expenses to average net assets of the Fund will not exceed 2.75%.

(4)

The investment manager voluntarily waived a portion of its fees and/or reimbursed expenses. Such waivers and/or reimbursements are voluntary and may be reduced or terminated at any time.

See Notes to Financial Statements.

20         Smith Barney International Fund 2005 Annual Report

Financial Highlights (continued)

For a share of each class of beneficial interest outstanding throughout each year ended October 31:

Class C Shares(1)(2)

2005

2004

2003

2002

2001

Net Asset Value, Beginning of Year

$
20.26

$
17.03

$
14.42

$
20.13

$
41.61

Income (Loss) From Operations:

Net investment income (loss)

0.19

0.02

(0.01
)

(0.30
)

(0.43
)

Net realized and unrealized gain (loss)

2.53

3.21

2.62

(5.41
)

(21.05
)

Total Income (Loss) From Operations

2.72

3.23

2.61

(5.71
)

(21.48
)

Net Asset Value, End of Year

$
22.98

$
20.26

$
17.03

$
14.42

$
20.13

Total Return(3)

13.43
%

18.97
%

18.10
%

(28.37
)%

(51.62
)%

Net Assets, End of Year (millions)

$2

$2

$2

$2

$4

Ratios to Average Net Assets:

Gross expenses

2.36
%

2.34
%

2.41
%

2.63
%

2.49
%

Net expenses

2.36
(4)

2.24
(5)

2.41

2.63

2.49

Net investment income (loss)

0.84

0.11

(0.06
)

(1.65
)

(1.60
)

Portfolio Turnover Rate

30
%

56
%

153
%

24
%

24
%

(1)

Per share amounts have been calculated using the average shares method.

(2)

On April 29, 2004, Class L shares were renamed as Class C shares.

(3)

Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

(4)

Effective November 1, 2004, as a result of a voluntary expense limitation, the ratio of expenses to average net assets of the Fund will not exceed 2.75%.

(5)

The investment manager voluntarily waived a portion of its fees. Such waivers are voluntary and may be reduced or terminated at any time.

See Notes to Financial Statements.

Smith Barney International
Fund 2005 Annual Report         21

Notes to Financial Statements

1.
Organization and Significant Accounting Policies

The
Smith Barney International Fund (the “Fund”) is a separate investment fund of the Smith Barney Investment Series (“Trust”). The Trust, a Massachusetts business trust, is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as a diversified, open-end management investment company.

The following are significant accounting
policies consistently followed by the Fund and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ.

(a) Investment Valuation. Equity securities for which market quotations are available are valued at the last sale price or official closing price on the primary market or exchange on which they trade. Debt securities are valued at the mean between the bid and asked prices provided by an independent pricing service that are based on transactions in debt obligations, quotations from bond dealers, market transactions in comparable securities and various relationships between securities. When prices are not readily available, or are determined not to reflect fair value, such as when the value of a security has been significantly affected by events after the close of the exchange or market on which the security is principally traded, but before the Fund calculates its net asset value, the Fund may value these investments at fair value as determined in accordance with the procedures approved by the Fund’s Board of Trustees. Fair valuing of securities may be determined with the assistance of a pricing service using calculations based on indices of domestic securities and other appropriate indicators, such as prices of relevant ADRs and futures contracts. Short-term obligations maturing within 60 days are valued at amortized cost, which approximates market value.

(b) Forward Foreign Currency Contracts. The Fund may enter into forward foreign currency contracts to hedge against foreign currency exchange rate risk on its non-U.S. dollar denominated securities or to facilitate settlement of foreign currency denominated portfolio transactions. A forward foreign currency contract is an agreement between two parties to buy and sell a currency at a set price on a future date. The contract is marked-to-market daily and the change in value is recorded by the Fund as an unrealized gain or loss. When a forward foreign currency contract is extinguished, through either delivery or offset by entering into another forward foreign currency contract, the Fund records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value of the contract at the time it was extinguished.

Forward foreign currency contracts involve elements of market risk in excess of the amounts reflected in the Statement of Assets and Liabilities. The
Fund bears the risk of an unfavorable change in the foreign exchange rate underlying the forward foreign currency contract. Risks may also arise upon entering into these contracts from the potential inability of the counterparties to meet the terms of their contracts.

(c) Lending of Portfolio Securities. The Fund has an agreement with its custodian whereby the custodian may lend securities owned by the Fund to brokers, dealers and other

22         Smith Barney International Fund 2005 Annual Report

Notes to Financial Statements (continued)

 financial organizations. In exchange for lending securities under the terms of the agreement with its custodian, the Fund receives a lender’s fee. Fees earned by the Fund on securities lending are recorded as securities lending income. Loans of securities by the Fund are collateralized by cash, U.S. government securities or high quality money market instruments that are maintained at all times in an amount at least equal to the current market value of the loaned securities, plus a margin which varies depending on the type of securities loaned. The custodian establishes and maintains the collateral in a segregated account. The Fund has the right under the lending agreement to recover the securities from the borrower on demand.

The Fund maintains the risk of any loss on the securities on loan as well as the potential loss on investments purchased with cash collateral received from securities lending.

(d) Security Transactions and Investment Income. Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. Dividend income is recorded on the ex-dividend date. Foreign dividend income is recorded on the ex-dividend date or as soon as practical after the Fund determines the existence of a dividend declaration after exercising reasonable due diligence. The cost of investments sold is determined by use of the specific identification method. To the extent any issuer defaults on an expected interest payment, the
Fund’s policy is to generally halt any additional interest income accruals and consider the realizability of interest accrued up to the date of default.

(e) Foreign Currency Translation. Investment securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts based upon prevailing exchange rates on the date of valuation. Purchases and sales of investment securities and income and expense items denominated in foreign currencies are translated into U.S. dollar amounts based upon prevailing exchange rates on the respective dates of such transactions.

The Fund does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss on investments.

Net realized foreign exchange gains or losses arise from sales of foreign currencies, including gains and losses on forward foreign currency contracts, currency gains or losses realized between the trade and settlement dates on securities transactions and the difference between the amounts of dividends, interest and foreign withholding taxes recorded on the Fund’s books and the
U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the fair values of assets and liabilities, other than investments in securities, at the date of valuation, resulting from changes in exchange rates.

Foreign security and currency transactions may involve certain considerations and risks not typically associated with those of U.S. dollar denominated transactions as a result of, among other factors, the possibility of lower levels of governmental supervision and regulation of foreign securities markets and the possibility of political or economic instability.

(f) Foreign Risk. The Fund’s investments in foreign securities may involve risks not present in domestic investments. Since securities may be denominated in foreign

Smith Barney International Fund 2005 Annual Report         23

Notes to Financial Statements (continued)

 currencies and may require settlement in foreign currencies and pay interest or dividends in foreign currencies, changes in the relationship of these foreign currencies to the U.S. dollar can significantly affect the value of the investments and earnings of the Fund. Foreign investment may also subject the Fund to foreign government exchange restrictions, expropriation, taxation or other political, social or economic developments, all of which affect the market and/or credit risk of the investments.

(g) Distributions to Shareholders. Distributions from net investment income and distributions of net realized gains, if any, are declared at least annually. Distributions to shareholders of the Fund are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

(h) Class Accounting. Investment income, common expenses and realized/unrealized gain (loss) on investments are allocated to the various classes of the Fund on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that class.

(i) Federal and Other Taxes. It is the Fund’s policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies. Accordingly, the
Fund intends to distribute substantially all of its taxable income and net realized gains on investments, if any, to shareholders each year. Therefore, no federal income tax provision is required in the Fund’s financial statements. Under the applicable foreign tax laws, a withholding tax may be imposed on interest, dividends and capital gains at various rates.

(j)
Reclassification. GAAP requires that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset values per share. During the current year, the following reclassifications have been made:

Undistributed Net Investment Income

Accumulated Net Realized Losses

(a)

$
(82,556
)

$
82,556

(a)

Reclassifications are primarily due to foreign currency transactions treated as ordinary income for tax purposes.

2.
Management Agreement and Other Transactions with Affiliates

Smith Barney Fund Management LLC (“SBFM”), an indirect wholly-owned subsidiary of Citigroup Inc. (“Citigroup”), acts as the investment manager to the Fund. The Fund pays SBFM a management fee calculated at an annual rate of 0.85% of the Fund’s average daily net assets. This fee is calculated daily and paid monthly.

Effective October 1,
2005, the following breakpoints were applied to the management fee:

Average Daily Net Assets

Management Fee Rate

First $1 billion

0.850
%

Next $1 billion

0.825
%

Next $3 billion

0.800
%

Next $5 billion

0.775
%

Over $10 billion

0.750
%

24         Smith Barney International Fund 2005 Annual Report

Notes to Financial Statements (continued)

Effective November 1, 2004, SBFM imposed a voluntary expense limitation of 1.75%, 2.00%, 2.75% and 2.75% for Class 1, Class A, Class B and Class C, respectively. During the year ended October 31, 2005, SBFM voluntarily reimbursed expenses in the amount of $393,553 for certain classes of shares.

SBFM entered into a sub-advisory agreement with Citigroup Asset Management Ltd. (“CAM Ltd.”). Pursuant to the sub-advisory agreement, the sub-adviser is responsible for the day-to-day operations and investment decisions of the Fund. SBFM pays CAM Ltd. a sub-advisory fee calculated at an annual rate of 0.70% of the aggregate assets of the Fund allocated to the sub-adviser.

Citicorp Trust Bank, fsb. (“CTB”), another subsidiary of Citigroup, acts as the Fund’s transfer agent.
PFPC Inc. (“PFPC”) and Primerica Shareholder Services (“PSS”), another subsidiary of Citigroup, act as the Fund’s sub-transfer agents. CTB receives account fees and asset-based fees that vary according to the size and type of account. PFPC and PSS are responsible for shareholder recordkeeping and financial processing for all shareholder accounts and are paid by CTB. For the year ended October 31, 2005, the Fund paid transfer agent fees of $725,173 to CTB. In addition, for the year ended October 31, 2005, the Fund also paid $198 to other Citigroup affiliates for shareholder recordkeeping and services.

Citigroup Global Markets Inc. (“CGM”) and PFS Distributors, Inc., both of which are subsidiaries of Citigroup, act as the Fund’s distributors.

There are maximum sales charges of 8.50% and 5.00% for Class 1 and A shares, respectively. There is a contingent deferred sales charge
(“CDSC”) of 5.00% on Class B shares, which applies if redemption occurs within one year from purchase payment and declines by 1.00% per year until no CDSC is incurred. Class C shares have a 1.00% CDSC which applies if redemption occurs within one year from purchase payment. In certain cases, Class A shares have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. This CDSC only applies to those purchases of Class A shares, which, when combined with current holdings of Class A shares, equal or exceed $1,000,000 in the aggregate. These purchases do not incur a sales charge.

For the year ended October 31, 2005, CGM and its affiliates received sales charges of approximately $5,000 and $273,000 on the sale of the Fund’s Class 1 shares and Class A shares, respectively. In addition, for the year ended October 31, 2005, CDSCs paid to CGM and its affiliates were approximately $83,000 for Class B shares.

Certain officers and one Trustee of the Trust are employees of Citigroup or its affiliates and do not receive compensation from the Trust.

The Trustees of the Fund have adopted a Retirement Plan (“Plan”) for all Trustees who are not “interested persons” of the Fund, within the meaning of the 1940 Act. Under the Plan, all Trustees are required to retire from the Board as of the last day of the calendar year in which the applicable Trustee attains age 75. Trustees may retire under the Plan before attaining the mandatory retirement age. Trustees who have served as Trustee of the Trust or any of the investment companies associated with the Manager for at least ten years when they retire are eligible to receive the maximum retirement benefit under the Plan. The maximum retirement benefit is an amount equal to five times the amount of retainer and regular meeting fees payable to a Trustee during the entirety of the calendar year of the Trustee’s retirement (assuming no change in relevant facts for the balance of

Smith Barney International
Fund 2005 Annual Report         25

Notes to Financial Statements (continued)

 the year following the Trustee’s retirement). Amounts under the Plan may be paid in installments or in a lump sum (discounted to present value). Benefits under the Plan are unfunded. Three former Trustees are currently receiving payments under the Plan. In addition, two other Trustees elected to receive a lump sum payment from this Plan.

Certain of the Trustees are also covered by a prior retirement plan. Under the prior plan, retirement benefits are payable for a ten-year period following retirement, with the annual payment to be based upon the Trustee’s compensation from the Trust during calendar year 2000. Trustees with more than five but less than ten years of service at retirement will receive a prorated benefit.
In order to receive benefits under the current Plan, a Trustee must waive all rights under the prior plan prior to receiving payment under either plan. At October 31, 2005, $36,945 is accrued in connection with these plans.

3.
Investments

During the year ended October 31, 2005,
the aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) were as follows:

Purchases

$
35,297,059

Sales

42,298,304

At October 31, 2005, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes were as follows:

Gross unrealized appreciation

$
21,647,858

Gross unrealized depreciation

(1,043,450
)

Net unrealized appreciation

$
20,604,408

At October 31, 2005, the Fund loaned securities having a market value of $26,661,729. The Fund received cash collateral amounting to
$28,019,311, which was invested into the State Street Navigator Securities Lending Trust Prime Portfolio, a Rule 2a-7 money market fund, registered under the 1940 Act.

4.
Class Specific Expenses

Pursuant to a Distribution Plan,
the Fund pays a distribution/service fee with respect to its Class A, B and C shares calculated at the annual rate of 0.25% of the average daily net assets with respect to Class A shares and at the annual rate of 1.00% of the respective average daily net assets of Class B and C shares. For the year ended October 31, 2005, total Distribution fees, which are accrued daily and paid monthly, were as follows:

Class A

Class B

Class C

Distribution Fees

$
151,534

$
515,198

$
19,632

26         Smith Barney International Fund 2005 Annual Report

Notes to Financial Statements (continued)

For the year ended October 31, 2005, total Transfer Agent fees were as follows:

Class 1

Class A

Class B

Class C

Transfer Agent Fees

$
20,998

$
603,294

$
542,000

$
4,889

For the year ended October 31, 2005, total Shareholder Reports expenses were as follows:

Class 1

Class A

Class B

Class C

Shareholder Reports Expenses

$
1,861

$
24,000

$
18,999

$
1,361

5. Shares of Beneficial Interest

At October 31, 2005, the Fund had an unlimited number of shares of beneficial interest authorized with a par value of $0.00001 per share. The Fund has the ability to issue multiple classes of shares. Each share of a class represents an identical interest in the Fund and has the same rights, except that each class bears certain direct expenses, including those specifically related to the distribution of its shares.

Transactions in shares of each class
were as follows:

Year Ended October 31, 2005

Year Ended October 31, 2004

Shares

Amount

Shares

Amount

Class 1

Shares sold

12,231

$
281,074

10,157

$
200,620

Shares repurchased

(35,497
)

(808,567
)

(28,012
)

(552,228
)

Net Decrease

(23,266
)

$
(527,493
)

(17,855
)

$
(351,608
)

Class A

Shares sold

454,284

$
9,935,355

471,297

$
8,838,905

Shares repurchased

(528,425
)

(11,539,470
)

(557,128
)

(10,520,113
)

Net Decrease

(74,141
)

$
(1,604,115
)

(85,831
)

$
(1,681,208
)

Class B

Shares sold

233,692

$
4,702,432

294,081

$
5,144,737

Shares repurchased

(491,729
)

(9,913,605
)

(518,234
)

(9,086,233
)

Net Decrease

(258,037
)

$
(5,211,173
)

(224,153
)

$
(3,941,496
)

Class C*

Shares sold

1,915

$
42,689

5,272

$
99,697

Shares repurchased

(28,577
)

(626,948
)

(26,613
)

(510,785
)

Net Decrease

(26,662
)

$
(584,259
)

(21,341
)

$
(411,088
)

*
On April 29, 2004, Class L shares were renamed as Class C shares.

Smith Barney International Fund 2005 Annual
Report         27

Notes to Financial Statements (continued)

6.
Income Tax Information and Distributions to Shareholders

For the years ended October 31, 2005 and 2004, the Fund did not make any distributions.

As of October 31, 2005, the components of accumulated earnings on a tax basis were as follows:

Undistributed ordinary income — net

$
984,448

Total undistributed earnings

$
984,448

Capital loss carryforward(*)

(90,270,935
)

Unrealized appreciation(a)

20,606,704

Total accumulated earnings/(losses) — net

$
(68,679,783
)

(*)

During the taxable year ended October 31, 2005, the Fund utilized $9,159,781 of its capital loss carryover available from prior years. As of October 31, 2005, the Fund had the following net capital loss carryforwards remaining:

Year of Expiration

Amount

10/31/2008

$
(569,980
)

10/31/2009

(16,130,189
)

10/31/2010

(43,173,297
)

10/31/2011

(30,397,469
)

$
(90,270,935
)

These amounts will be available to offset any future taxable capital gains.

(a)

The difference between book-basis and tax-basis unrealized appreciation/(depreciation) is attributable primarily to the tax deferral of losses on wash sales.

7.
Regulatory Matters

On May 31, 2005, the U.S. Securities
and Exchange Commission (“SEC”) issued an order in connection with the settlement of an administrative proceeding against SBFM and CGM relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds (the “Funds”).

The SEC order finds that SBFM and CGM willfully violated Section 206(1) of the Investment Advisers
Act of 1940 (“Advisers Act”). Specifically, the order finds that SBFM and CGM knowingly or recklessly failed to disclose to the boards of the Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group (“First Data”), the Funds’ then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset
Management (“CAM”), the Citigroup business unit that, at the time, included the fund’s investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange for, among other things, a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGM. The order also finds that SBFM and CGM willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the
Funds’ best interests and that no viable alternatives existed. SBFM

28         Smith Barney International Fund 2005 Annual Report

Notes to Financial Statements (continued)

 and CGM do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding.

The SEC censured SBFM and CGM and ordered them to cease and
desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order requires Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million.
Approximately $24.4 million has already been paid to the Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the U.S. Treasury and will be distributed pursuant to a plan prepared and submitted for approval by the SEC. The order also requires that transfer agency fees received from the Funds since December 1, 2004 less certain expenses be placed in escrow and provides that a portion of such fees may be subsequently distributed in accordance with the terms of the order.

The order required SBFM to recommend a new transfer agent contract to the Fund boards within
180 days of the entry of the order; if a Citigroup affiliate submitted a proposal to serve as transfer agent or sub-transfer agent, SBFM and CGM would have been required, at their expense, to engage an independent monitor to oversee a competitive bidding process. On November 21, 2005, and within the specified timeframe, the Fund’s Board selected a new transfer agent for the Fund. No Citigroup affiliate submitted a proposal to serve as transfer agent. Under the order, SBFM also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004.

At this time, there is no certainty as to
how the proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. Although there can be no assurance, SBFM does not believe that this matter will have a material adverse effect on the Funds.

On December 1, 2005, Citigroup completed the sale of
substantially all of its global asset management business, including SBFM, to Legg Mason Inc.

8.
Legal Matters

Beginning in August 2005, five class
action lawsuits alleging violations of federal securities laws and state law were filed against CGM and SBFM, (collectively, the “Defendants”) based on the May 31, 2005 settlement order issued against the Defendants by the SEC described in Note 7. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the investment manager for the Smith Barney family of funds, rescission of the Funds’ management and other contracts with
SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys’ fees and litigation expenses.

On
October 5, 2005, a motion to consolidate the five actions and any subsequently-filed, related action was filed. That motion contemplates that a consolidated amended complaint alleging substantially similar causes of action will be filed in the future.

As of the date of this report, the Fund’s investment manager believes that resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Fund’s investment manager and its affiliates to continue to render services to the Funds under their respective contracts.

*    *    *

Smith Barney International
Fund 2005 Annual Report         29

Notes to Financial Statements (continued)

Beginning in June 2004, class action lawsuits alleging violations of the federal securities laws were filed against CGM and a number of its affiliates, including SBFM and Salomon Brothers Asset Management Inc (the “Advisers”), substantially all of the mutual funds managed by the Advisers, including the Fund (the “Funds”), and directors or trustees of the Funds
(collectively, the “Defendants”). The complaints alleged, among other things, that CGM created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the
Advisers caused the Funds to pay excessive brokerage commissions to CGM for steering clients towards proprietary funds. The complaints also alleged that the defendants breached their fiduciary duty to the Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Funds’ contracts with the Advisers, recovery of all fees paid to the Advisers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. While the lawsuit is in its earliest stages, to the extent that the Complaint purports to state causes of action against the Funds, the Fund’s investment manager believes the Funds have significant defenses to such allegations, which the Funds intend to vigorously assert in responding to the Complaint.

Additional lawsuits arising out of these
circumstances and presenting similar allegations and requests for relief may be filed against the Defendants in the future.

As of the
date of this report, the Fund’s investment manager and the Funds believe that the resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Advisers and their affiliates to continue to render services to the Funds under their respective contracts.

The Defendants have moved to
dismiss the Complaint. Those motions are pending before the court.

9.
Other Matters

The Fund has received information
concerning SBFM as follows:

On September 16, 2005, the staff of the Securities and Exchange Commission (the
“Commission”) informed SBFM that the staff is considering recommending that the Commission institute administrative proceedings against SBFM for alleged violations of Sections 19(a) and 34(b) of the 1940 Act (and related Rule 19a-1). The notification is a result of an industry wide inspection undertaken by the Commission and is based upon alleged deficiencies in disclosures regarding dividends and distributions paid to shareholders of certain funds. In connection with the contemplated proceedings, the staff may seek a cease and desist order and/or monetary damages from SBFM.

Although there can be no
assurance, SBFM believes that this matter is not likely to have a material adverse effect on the Fund or SBFM’s ability to perform investment management services relating to the Fund.

30         Smith Barney International Fund 2005 Annual Report

Notes to Financial Statements (continued)

10.
Subsequent Event

On December 1, 2005, Citigroup
completed the sale of substantially all of its asset management business, CAM, to Legg Mason. As a result, the Fund’s investment manager (the “Manager”), previously an indirect wholly-owned subsidiary of Citigroup, has become a wholly-owned subsidiary of Legg Mason. Completion of the sale caused the Fund’s existing investment management contract and sub-advisory contract to terminate. The Fund’s shareholders approved a new investment management contract between the Fund and the Manager (and a new sub-advisory contract), which became effective on December 19, 2005.

Legg Mason, whose principal
executive offices are at 100 Light Street, Baltimore, Maryland 21202, is a financial services holding company. As of December 2, 2005, Legg Mason’s asset management operation had aggregate assets under management of approximately $830 billion.

The Fund’s Board has appointed the Fund’s current distributors, Citigroup Global Markets Inc. (“CGM”) and PFS
Investments Inc. as successor by merger to PFS Distributors, Inc. (“PFS”), and Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, as co-distributors of the fund. The
Fund’s Board has also approved amended and restated Rule 12b-1 Plans. CGM, PFS and other broker-dealers, financial intermediaries and financial institutions (each called a “Service Agent”) that currently offer fund shares will continue to make the Fund’s shares available to their clients. Additional Service Agents may offer fund shares in the future.

Effective December 1, 2005, with respect to those fund classes subject to a Rule 12b-1 Plan, the Fund pays service and distribution fees to each of LMIS and CGM for the services they provide and expenses they bear under the Distribution
Agreements. The expenses intended to be covered by the distribution fees include those of each co-distributor. The co-distributors will provide the Fund’s Board with periodic reports of amounts expended under the Fund’s Rule 12b-1 Plans and the purposes for which such expenditures were made.

Effective December 1, 2005, CGM will no longer be an affiliated person of the fund under the 1940 Act, as amended. As a result, the fund will be permitted to execute transactions with CGM or an affiliate of CGM as agent (but not as principal) without the restrictions applicable to transactions with affiliated persons.
Similarly, the fund generally will be permitted to purchase securities in underwritings in which CGM or an affiliate of CGM is a member without the restrictions imposed by certain rules of the SEC. The Manager’s use of CGM or affiliates of CGM as agent in portfolio transactions with the fund will be governed by the fund’s policy of seeking the best overall terms available.

Certain officers and one Trustee of the Fund are employees of Legg Mason or its affiliates and do not receive compensation from the Fund.

The Fund’s Board has approved PFPC Inc. (“PFPC”) to serve as transfer agent for the Fund. The principal business office of PFPC is located at P.O. Box 9699, Providence, RI 02940-9699.

Smith Barney
International Fund 2005 Annual Report         31

Report of Independent Registered Public Accounting Firm

The Shareholders and Board of Trustees

Smith Barney Investment Series

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Smith Barney International Fund, a series of Smith Barney Investment Series, as of October 31, 2005, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our
audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 2005, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Smith Barney International Fund as of October 31, 2005 and the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended, in conformity with U.S. generally accepted accounting principles.

New York, New York

December 16, 2005

32         Smith Barney International Fund 2005 Annual Report

Board Approval of Management and Sub-Advisory Agreements (unaudited)

Background

The members of the Board of Smith Barney International Fund (the “Fund”), a series of Smith Barney Investment Series, including the Fund’s Board members that are not considered to be “interested persons” under the Investment Company Act of 1940, as amended (the “Independent Board Members”), received information from the Fund’s manager (the “Manager”) to assist them in their consideration of the Fund’s management agreement (the “Management Agreement”) and sub-advisory agreement (the “Sub-Advisory
Agreement”). The Board received and considered a variety of information about the Manager, Citigroup Asset Management Ltd. (the “Sub-Adviser”) and the Fund’s distributors, as well as the advisory, sub-advisory and distribution arrangements for the Fund and other funds overseen by the Board, certain portions of which are discussed below. The presentation made to the Board encompassed the Fund and all the funds for which the Board has responsibility. The discussion below covers both advisory and administrative functions being rendered by the Manager, each function encompassed by the Management Agreement.

Board Approval of Management Agreement and Sub-Advisory Agreement

In approving the Management Agreement and Sub-Advisory Agreement, the Fund’s Board, including the Independent Board Members, considered the factors below. In all of the Board’s considerations with respect to the approval of the Management Agreement, the Board was mindful of the proposed acquisition of the Manager by Legg Mason, Inc.

Nature, Extent and Quality of the Services under the Management Agreement and Sub-Advisory Agreement

The Board received and considered information regarding the nature, extent and quality of services provided to the Fund by the Manager and the Sub-Adviser under the
Management Agreement and the Sub-Advisory Agreement, respectively during the past year. The Board noted information received at regular meetings throughout the year related to the services rendered by the Manager in its management of the
Fund’s affairs and the Manager’s role in coordinating the activities of the Fund’s other service providers. The Board’s evaluation of the services provided by the Manager and the Sub-Adviser took into account the
Board’s knowledge and familiarity gained as Board members of funds in the Citigroup Asset Management (“CAM”) fund complex, including the scope and quality of the Manager’s investment management and other capabilities and the quality of its administrative and other services. The Board observed that the scope of services provided by the Manager had expanded over time as a result of regulatory and other developments, including maintaining and monitoring its own and the
Fund’s expanded compliance programs. The Board also considered the Manager’s response to recent regulatory compliance issues affecting it and the CAM fund complex. The Board reviewed information received from the Manager regarding the
Fund’s compliance policies and procedures established pursuant to Rule 38a-1 under the Investment Company Act of 1940, as amended.

Smith Barney International Fund 2005 Annual
Report         33

Board Approval of Management and Sub-Advisory Agreements (unaudited) (continued)

The Board reviewed the qualifications, backgrounds and responsibilities of the Fund’s senior personnel and the portfolio management team primarily responsible for the day-to- day portfolio management of the Fund. The Board also considered the degree to which the Manager implemented organizational changes to improve investment results and the services provided to the CAM fund complex.
The Board also considered, based on its knowledge of the Manager and its affiliates, the financial resources available to CAM and its parent organization, Citigroup Inc.

The Board considered the division of responsibilities between the Manager and the Sub-Adviser and the oversight provided by the Manager. The Board also considered the Manager’s and Sub-Adviser’s brokerage policies and practices, the standards applied in seeking best execution, the Manager’s policies and practices regarding soft dollars, the use of a broker affiliated with the
Manager or the Sub-Adviser, and the existence of quality controls applicable to brokerage allocation procedures. In addition, management also reported to the Board on, among other things, its business plans, recent organizational changes and portfolio manager compensation plan.

The Board concluded that, overall, the nature, extent and quality of services provided (and expected to be provided) under the Management Agreement and the Sub-Advisory Agreement were acceptable.

Fund Performance

The Board received and considered
performance information for the Fund as well as for a group of funds (the “Performance Universe”) selected by Lipper, Inc. (“Lipper”), an independent provider of investment company data. The Board was provided with a description of the methodology Lipper used to determine the similarity of the Fund with the funds included in the Performance Universe. The Board also noted that it had received and discussed with management information throughout the year at periodic intervals comparing the Fund’s performance against its benchmark(s).

The information comparing the Fund’s
performance to that of its Performance Universe, consisting of all retail and institutional funds classified as “international multi-cap growth funds” by Lipper, showed, among other data, that the Fund’s performance for the 1-year period ended March 31, 2005 was better than the median, and the performance for the 3- and 5- periods ended March 31, 2005 was lower than the median.

Based on their review, which included careful consideration of all of the factors noted above, the Board, mindful of the proposed transaction with Legg Mason, concluded that it will continue to evaluate the
Fund’s performance and any actions taken by the Manager to continue to improve performance.

Management Fees and Expense Ratios

The Board reviewed and considered the contractual management fee (the
“Contractual Management Fee”) payable by the Fund to the Manager in light of the nature, extent and quality of the management and sub-advisory services provided by the Manager and the Sub-Adviser. The Board also reviewed and considered that fee waiver and/or expense reimbursement arrangements are

34         Smith Barney International Fund 2005 Annual Report

Board Approval of Management and Sub-Advisory Agreements
(unaudited) (continued)

 currently in place for the Fund and
considered the actual fee rate (after taking waivers and reimbursements into account) (the “Actual Management Fee”) and that the Manager had agreed to continue its fee waivers and reimbursements until further notice. In addition, the
Board noted that the compensation paid to the Sub-Adviser is paid by the Manager, not the Fund, and, accordingly, that the retention of the Sub-Adviser does not increase the fees or expenses otherwise incurred by the Fund’s shareholders.

Additionally, the Board received and considered information comparing the Fund’s Contractual Management Fees and Actual
Management Fee and the Fund’s overall expenses with those of funds in both the relevant expense group and a broader group of funds, each selected and provided by Lipper. The Board also reviewed information regarding fees charged by the Manager to other U.S. clients investing primarily in an asset class similar to that of the Fund including, where applicable, separate accounts. The Manager reviewed with the Board the significant differences in scope of services provided to the Fund and to these other clients, noting that the Fund is provided with administrative services, office facilities, Fund officers (including the Fund’s chief executive, chief financial and chief compliance officers), and that the Manager coordinates and oversees the provision of services to the Fund by other Fund providers. The Board considered the fee comparisons in light of the differences required to manage these different types of accounts. The Board also considered and discussed information about the Sub-Adviser’s fees and comparable information for other sub-advised funds, as well as other accounts managed by the Sub-Adviser, and, in this connection, the amount of the Contractual and Actual Management Fees retained by the
Manager after payment of the sub-advisory fee. The Board received an analysis of complex-wide management fees provided by the Manager, which, among other things, set out a proposed framework of fees based on asset classes.

Management also discussed with the Board the Fund’s distribution arrangements. The Board was provided with information concerning revenues received by and certain expenses incurred by the Fund’s affiliated distributors and how the amounts received by the distributors are paid.

The information comparing the Fund’s Contractual and Actual Management Fees as well as its actual total expense ratio to its Expense Group, consisting of a group of retail front-end load funds (including the
Fund) classified as “international multi-cap growth,” “international multi-cap core,” and “international large cap growth funds” and chosen by Lipper to be comparable to the Fund, showed that the Fund’s
Contractual Fee and Actual Management Fee (which reflects a fee waiver) were better than the median. The Board noted that the Fund’s actual total expense ratio was higher than the median. The Board noted that commencing December 2004, the
Manager implemented a total expense cap and that the full benefit of this adjustment was therefore not reflected in the Lipper Report. The Board also took into account that the Manager had agreed to institute fee breakpoints effective October 1,
2005. The Board also noted that the Manager was continuing its voluntary waiver until further notice, resulting in the same net effective fee as currently in place, which is lower than the current contractual fee.

Smith Barney International
Fund 2005 Annual Report         35

Board Approval of Management and Sub-Advisory Agreements (unaudited) (continued)

Taking all of the above into consideration, the Board determined that the Management Fee and the sub-advisory fee were reasonable in light of the nature, extent and quality of the services provided to the Fund under the Management Agreement and the Sub-Advisory Agreement.

Manager Profitability

The Board received and considered
a profitability analysis of the Manager and its affiliates in providing services to the Fund. The Board also received profitability information with respect to the CAM fund complex as a whole. In addition, the Board received information with respect to the Manager’s allocation methodologies used in preparing this profitability data as well as a report from an outside consultant that had reviewed the Manager’s methodology. To the extent available, the Board also reviewed information provided by the Sub-Adviser with respect to the Sub-adviser’s profitability in providing sub-advisory services to the Fund. However, the profitability to the Sub-Adviser was not considered to be a material factor in the Board’s considerations since the Sub-Adviser’s fee is paid by the Manager, not the Fund. The Manager’s profitability was considered not excessive in light of the nature, extent and quality of the services provided to the Fund.

Economies of Scale

The Board received and discussed information concerning whether the Manager realizes economies of scale as the Fund’s assets grow. The Board noted that the
Manager had agreed to institute breakpoints in the Fund’s Contractual Management Fee, reflecting the potential for reducing the Contractual Management Fee as the Fund grows. The Board considered whether the breakpoint fee structure was a reasonable means of sharing any economies of scale or other efficiencies that might accrue from increases in the Fund’s assets levels. The Board noted that the Fund had not yet reached the specified asset level at which a breakpoint to its
Contractual Management Fee would be triggered. The Board also noted that as the Fund’s assets increase over time, certain expenses, such as fees for Board members, auditors and legal fees, become a smaller percentage of overall assets. The
Board determined that the management fee structure, including the proposed breakpoints, was reasonable.

Other Benefits to the Manager and the Sub-Adviser

The
Board considered other benefits received by the Manager, the Sub-Adviser and its affiliates as a result of their relationship with the Fund, including the opportunity to offer additional products and services to Fund shareholders.

In light of the costs of providing investment management and other services to the Fund and the Manager’s ongoing commitment to the Fund, the profits and other ancillary benefits that the Manager and its affiliates received were considered reasonable.

In light of all of the
foregoing, the Board approved the Management Agreement and the Sub-Advisory Agreement to continue for another year.

36         Smith Barney International Fund 2005 Annual Report

Board Approval of Management and Sub-Advisory Agreements (unaudited) (continued)

No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the Management Agreement and Sub-Advisory Agreement, and each Board Member attributed different weight to the various factors. The Independent Board Members were advised by separate independent legal counsel throughout the process. The Board also discussed the proposed continuance of the Management Agreement and the Sub-Advisory Agreement in private sessions with their independent legal counsel at which no representatives of the Manager were present.

Additional Information

On June 23, 2005, Citigroup Inc. entered into a definitive agreement (the “Transaction Agreement”) with Legg Mason, Inc. under which Citigroup agreed to sell substantially all of its asset management business, Citigroup Asset Management (“CAM”), which includes the Adviser, to Legg Mason in exchange for the broker-dealer and investment banking businesses of Legg Mason and certain other considerations (the “Transaction”). The Transaction closed on December 1, 2005.

The consummation of the Transaction
resulted in the automatic termination of the Fund’s current management agreement and sub-advisory agreement in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to the closing of the Transaction, the Fund’s Board approved a new management agreement between the Fund and the Adviser (the “New Management Agreement”) and a new sub-advisory agreement between the Adviser and Citigroup
Asset Management Ltd., the Fund’s Sub-adviser (the “Sub-Adviser”) (the “New Sub-advisory Agreement”) and authorized the Fund’s officers to submit the New Management Agreement and the New Sub-Advisory Agreement to
shareholders for their approval.

On July 11, 2005, members of the Board discussed with CAM management and certain Legg Mason representatives the Transaction and Legg Mason’s general plans and intentions regarding the Fund, including the preservation, strengthening of CAM’s business and its combination with Legg Mason’s business. The Board Members also inquired about the plans for and anticipated roles and responsibilities of certain CAM employees and officers after the Transaction.

At a meeting held on August 7, 2005, the Fund’s Board, including a majority of the Board Members who are not “interested persons” of the Fund or the Adviser as defined in the 1940 Act (the “Independent Board
Members”), approved the New Management Agreement and the New Sub-advisory Agreement. To assist the Board in its consideration of the New Management Agreement, Legg Mason previously provided materials and information about Legg Mason, including its financial condition and asset management capabilities and organization, and CAM provided materials and information about the Transaction between Legg Mason and Citigroup. To assist the Board in its consideration of the New Sub-Advisory
Agreement, the Board received in advance of their meeting certain materials and information. Representatives of CAM and Legg Mason also made presentations to and responded to questions from the Board, including at meetings held prior to the August
2005 meeting. The Independent Board Members, through their independent legal counsel, also requested and received additional information from CAM and Legg Mason in connection with their

Smith Barney International
Fund 2005 Annual Report         37

Board Approval of Management and Sub-Advisory Agreements (unaudited) (continued)

 consideration of the New Management Agreement and the New Sub-Advisory Agreement. The additional information was provided in advance of and at the August meeting. After the presentations and after reviewing the written materials provided, the Independent Board Members met in executive session with their counsel to consider the New Management Agreement and the New Sub-Advisory
Agreement. The Independent Board Members also conferred separately and with their counsel about the Transaction on a number of occasions, including in connection with the July and August meetings.

In their deliberations concerning the New Management Agreement, among other things, the Board Members considered:

(i) the automatic termination of the current management agreement upon completion of the Transaction and the need for continuity of services provided under the current management agreement;

(ii) the reputation, financial
strength and resources of Legg Mason and its investment advisory subsidiaries;

(iii) that, following the Transaction,
CAM will be part of an organization focused on the asset management business;

(iv) that Legg Mason is an experienced
and respected asset management firm, and that Legg Mason has advised the Board Members that (a) it may wish to combine certain CAM operations with those of certain Legg Mason subsidiaries; (b) it is expected that these combination processes will result in changes to portfolio managers or portfolio management teams for a number of the CAM funds, subject to Board consent and appropriate notice to shareholders, and that, in other cases, the current portfolio managers or portfolio management teams will remain in place; and (c) in the future, it may recommend that Legg Mason subsidiaries be appointed as the adviser or sub-adviser to some or all of the CAM funds, subject to applicable regulatory requirements;

(v) that CAM management had advised the Board that a number of portfolio managers and other key CAM personnel would be retained after the closing of the Transaction;

(vi) that CAM management and Legg Mason have advised the Board that following the Transaction, there is not expected to be any diminution in the nature, quality and extent of services provided to the Fund and their shareholders by the Adviser, including compliance services;

(vii) that Legg Mason has advised the Board that it has no present intention to alter the expense waivers and reimbursements currently in effect and, while it reserves the right to do so in the future, it would consult with the Board before making any changes;

(viii) that under the Transaction Agreement, Citigroup and Legg Mason have agreed not to take any action that is not contemplated by the Transaction or fail to take any action that to their respective knowledge would cause any of the requirements of Section 15(f) of the 1940 Act not to be met;

38         Smith Barney International Fund 2005 Annual Report

Board Approval of Management and Sub-Advisory Agreements
(unaudited) (continued)

(ix) the
assurances from Citigroup and Legg Mason that, for a three year period following the closing of the Transaction, Citigroup-affiliated broker-dealers will continue to offer the Fund as an investment product, and the potential benefits to Fund shareholders from this and other third-party distribution access;

(x) the division of responsibilities between the
Adviser and the Sub-adviser and the services provided by each of them, and the cost to the Adviser of obtaining those services;

(xi) the potential benefits to Fund shareholders from being part of a combined fund family with Legg Mason sponsored funds including possible economies of scale and access to investment opportunities;

(xii) that Citigroup and Legg Mason would derive benefits from the Transaction and that, as a result, they have a financial interest in the matters that were being considered;

(xiii) the potential effects of regulatory restrictions on the Fund if
Citigroup-affiliated broker-dealers remain principal underwriters of the Fund after the closing of the Transaction;

(xiv) the fact that the Fund’s total advisory and administrative fees will not increase by virtue of the New Management Agreement, but will remain the same;

(xv) the terms and conditions of the New Management Agreement, including the differences from the current management agreement, and the benefits of a single, uniform form of agreement covering these services;

(xvi) that the Fund would not bear the
costs of obtaining shareholder approval of the New Management Agreement;

(xvii) that Citigroup and Legg Mason were
negotiating a license arrangement that would permit the Fund to maintain its current name for some agreed upon time period after the closing of the Transaction; and

(xviii) that, as discussed in detail above, within the past year the Board had performed a full annual review of the current management agreement as required by the 1940 Act. In that regard, the Board’s deliberations concerning the New Management Agreement reflected its prior evaluation of relevant factors, including the nature, quality and extent of services provided, costs of services provided, profitability, fall-out benefits, fees and economies of scale and investment performance considered in connection with the renewal of the current management agreement and its determination that information provided by CAM and Legg Mason management prior to and at the August meeting supported the continued appropriateness of such conclusions with respect to the New Management Agreement.

In their deliberations concerning the New Sub-Advisory Agreement, among other things, the Board Members considered:

(i) the current responsibilities of the Sub-Adviser and the services currently provided by it;

(ii) Legg Mason’s combination plans, as described above;

(iii) that CAM management and Legg Mason have advised the Board that following the Transaction, there is not expected to be any diminution in the nature, quality and extent of services provided to the Fund and its shareholders by the Sub-Adviser, including compliance services;

Smith Barney International Fund 2005 Annual
Report         39

Board Approval of Management and Sub-Advisory Agreements (unaudited) (continued)

(iv) the fact that the fees paid to the Sub-Adviser (which are paid by the Adviser and not the Fund) will not increase by virtue of the New Sub-Advisory Agreement, but will remain the same;

(v) the terms and conditions of the New Sub-advisory
Agreement, and, the benefits of a single, uniform form of agreement covering these services;

(vi) that, as discussed
in greater detail above, within the past year the Board had performed a full annual review of the current sub-advisory agreement as required by the 1940 Act. In that regard, the Board, in its deliberations concerning the New Sub-Advisory Agreement, considered the same factors regarding the nature, quality and extent of services provided, costs of services provided, fees and economies of scale and investment performance as it did when it renewed the current sub-advisory agreement, and reached substantially the same conclusions.

(viii) that the Fund would not bear the costs of obtaining shareholder approval of the New Sub-Advisory Agreement; and

(ix) the factors enumerated and/or discussed above in connection with the approval of the New Management Agreement, to the extent relevant.

No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the New Management Agreement and New Sub-Advisory Agreement, and each Board Member attributed different weight to the various factors. The Independent Board Members were advised by separate independent legal counsel throughout the process. The Board also discussed the New Management Agreement and New Sub-Advisory Agreement in private sessions with their independent legal counsel at which no representatives of the Adviser were present. In light of all of the foregoing, the Board approved the New Management Agreement and New Sub-Advisory Agreement and authorized the Fund’s officers to submit the New Management Agreement and New Sub-Advisory
Agreement to shareholders for their approval.

A condition to the closing of the Transaction required the new management agreements to be approved by CAM advisory clients representing a substantial majority of investment management revenues. This condition was satisfied and the Transaction closed on December 1, 2005, prior to approval of the Fund’s New
Management Agreement and New Sub-Advisory Agreement having been obtained. The Fund’s current management agreement and sub-advisory agreement terminated upon consummation of the Transaction. Prior to the closing of the Transaction, the
Fund’s Board, at a meeting held on November 21, 2005, approved an interim management agreement and subadvisory agreement for the Fund.

In their deliberations concerning the interim management agreement and sub-advisory agreement, the Board Members considered that, as discussed in detail above, within the past year the Board had performed a full annual review of the current management agreement and sub-advisory agreement and had approved the New Management Agreement and New Sub-Advisory Agreement, subject to shareholder approval. In that regard, the Board, in its deliberations concerning the interim management agreement, met with management of CAM and Legg Mason to receive a status report on Legg Mason’s plans and intentions regarding CAM’s business and its combination with Legg Mason, including its plans for

40         Smith Barney International Fund 2005 Annual Report

Board Approval of Management and Sub-Advisory Agreements (unaudited) (continued)

 Fund portfolio management. On the basis of that report, the Board determined that its evaluation of relevant factors, including the nature, quality and extent of services provided, costs of services provided, profitability, fall out benefits, fees and economies of scale and investment performance and conclusions with respect thereto in connection with its approval of the New Management Agreement would apply to the interim management agreement. However, the Board gave substantial weight to the imminent automatic termination of the current management agreement upon the completion of the Transaction and the need for continuity of the services provided thereunder pending shareholder approval of the New Management Agreement.

In accordance with Rule 15a-4 under the 1940 Act, which regulates the use of interim management agreements, the interim management agreement and sub-advisory agreement for the Fund will have a term no longer than 150 days. The terms of the interim management agreement and sub-advisory agreement approved by the Board are the same as those of the Fund’s current management agreement and sub-advisory agreement, differing only as to the effective date, the termination date and certain additional provisions required by law. Management and sub-advisory fees will be held in escrow and not paid to the Manager or Sub-Adviser until shareholders approve the New Management
Agreement and New Sub-Advisory Agreement. If shareholders do not approve the New Management Agreement and New Sub-Advisory Agreement, the management and sub-advisory fees held in escrow will be disbursed in accordance with applicable law.

Smith Barney
International Fund 2005 Annual Report         41

Additional Information (unaudited)

Information about Trustees and Officers

The business and affairs of the Smith Barney International Fund (the “Fund”) are
managed under the direction of the Fund’s Board of Trustees. Information pertaining to the Trustees and Officers of the Fund is set forth below. Each Trustee and Officer holds office for his or her lifetime, unless that individual resigns, retires or is otherwise removed. The Statement of Additional Information includes additional information about the Fund’s Trustees and is available, without charge, upon request by calling Citicorp Trust Bank, fsb. 1-800-451-2010 or the
Fund’s sub-transfer agents (PFPC at 1-800-451-2010 and Primerica Shareholder Services at
 1-800-544-5445).

Name, Address and Birth Year

Position(s) Held with Fund

Term of Office* and Length of Time Served

Principal Occupation(s) During Past 5 Years

Number of Portfolios in Fund Complex Overseen by Trustee

Other Trusteeships Held by Trustee

Non-Interested Trustees:

  Elliott J. Berv   c/o R. Jay Gerken   Citigroup Asset Management (“CAM”)   399 Park Avenue, 4th Floor
New York, NY 10022 Birth Year: 1943

Trustee

Since 2001

Executive Vice President and Chief Operations Officer, DigiGym Systems (On-line Personal Training Systems) (since 2001); Consultant, Catalyst (consulting) (since 1984); Chief Executive Officer, Motocity
USA (motorsport racing) (since 2004).

37

Board Member, American Identity Corp. (doing business as Morpheus Technologies) (Biometric information Management) (since 2001); Director, Lapoint Industries (Industrial Filter Company) (since 2002);
Director, Alzheimer’s Association (New England Chapter) (since 1998).

Donald M. Carlton c/o R. Jay Gerken CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year:1937

Trustee

Since 2001

Consultant, URS Corporation (engineering) (since 1999); former Chief Executive Officer, Radian International LLC (engineering) (from 1996 to 1998); Member of the Management Committee, Signature Science
(research and development) (since 2000).

37

Director, Temple Inland (forest products) (since 2003); Director, American Electric Power Co. (electric utility) (since 1999); Director, National Instruments Corp. (technology) (since 1994); former
Director, Valero Energy (petroleum refining) (from 1999 to 2003).

42         Smith Barney International Fund 2005 Annual Report

Additional Information (unaudited) (continued)

Name, Address and Birth Year

Position(s) Held with Fund

Term of Office* and Length of Time Served

Principal Occupation(s) During Past 5 Years

Number of Portfolios in Fund Complex Overseen by Trustee

Other Trusteeships Held by Trustee

A. Benton Cocanougher c/o R. Jay Gerken CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1938

Trustee

Since 2001

Dean Emeritus and Professor, Texas A&M University (since 2004); former interim Chancellor, Texas A&M University System (from 2003 to 2004); former Special Advisor to the President, Texas A&M
University (from 2002 to 2003); former Dean Emeritus and Wiley Professor, Texas A&M University (from 2001 to 2002); former Dean and Professor of Marketing, College and Graduate School of Business of Texas A&M University (from 1987 to
2001).

37

None

Mark T. Finn c/o R. Jay Gerken CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1943

Trustee

Since 2001

Adjunct Professor, College of William & Mary (since 2002); Principal/Member, Balvan Partners (investment management) (since 2002); Chairman, Chief Executive Officer and Owner, Vantage Consulting
Group, Inc. (investment advisory and consulting firm) (since 1988); former Vice Chairman and Chief Operating Officer, Lindner Asset Management Company (mutual fund company) (from 1988 to 2001); former General Partner and Shareholder, Greenwich
Ventures, LLC (investment partnership) (from 1996 to 2001); former President, Secretary, and Owner, Phoenix Trading Co. (commodity trading advisory firm) (from 1997 to 2000).

37

Former President and Director, Delta Financial, Inc. (investment advisory firm) (from 1983 to 1999).

Smith Barney International Fund 2005 Annual Report         43

Additional Information (unaudited) (continued)

Name, Address and Birth Year

Position(s) Held with Fund

Term of Office* and Length of Time Served

Principal Occupation(s) During Past 5 Years

Number of Portfolios in Fund Complex Overseen by Trustee

Other Trusteeships Held by Trustee

Stephen R. Gross c/o R. Jay Gerken CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1947

Trustee

Since 2001

Chairman, HLB Gross Collins, PC (accounting and consulting firm) (since 1979); Treasurer, Coventry Limited, Inc. (Senior Living Facilities) (since 1985); former Managing Director, Fountainhead Ventures,
L.L.C. (technology accelerator) (1998 to 2003); former Treasurer, Hank Aaron Enterprises (fast food franchise) (from 1985 to 2001); former Partner, Capital Investment Advisory Partners (leverage buyout consulting) (from 2000 to 2002); former
Secretary, Carint N.A. (manufacturing) (from 1998 to 2002).

37

Director, Andersen Calhoun (assisted living) (since 1987); former Director, Yu Save, Inc. (internet company) (from 1998 to 2000); former Director, Hotpalm.com, Inc. (wireless applications) (from 1998 to
2000); former Director United Telesis, Inc. (telecommunications) (from 1997 to 2002); former Director, ebank.com, Inc. (from 1997 to 2004).

Diana R. Harrington c/o R. Jay Gerken CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1940

Trustee

Since 1992

Professor, Babson College (since 1993).

37

None

Susan B. Kerley c/o R. Jay Gerken CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1951

Trustee

Since 1992

Consultant, Strategic Management Advisors, LLC (investment consulting) (since 1990).

37

Chairperson and Independent Board Member of Eclipse Funds, Inc. and Eclipse Funds (which trade as MainStay Funds) (currently supervises 16 investment companies in fund complex).

44         Smith Barney International Fund 2005 Annual Report

Additional Information (unaudited) (continued)

Name, Address and Birth Year

Position(s) Held with Fund

Term of Office* and Length of Time Served

Principal Occupation(s) During Past 5 Years

Number of Portfolios in Fund Complex Overseen by Trustee

Other Trusteeships Held by Trustee

Alan G. Merten c/o R. Jay Gerken CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1941

Trustee

Since 2001

President, George Mason University (since 1996).

37

Director, Xybernaut Corporation (information technology) (since 2004); Director, Digital Net Holdings, Inc. (since 2003); Director, Comshare, Inc. (information technology) (from 1985 to
2003).

R. Richardson Pettit c/o R. Jay Gerken CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1942

Trustee

Since 2001

Professor of Finance, University of Houston (from 1977 to 2002); Independent Consultant (since 1984).

37

None

Interested Trustee:

  R. Jay Gerken, CFA**   CAM   399 Park Avenue, 4th Floor   New York, NY 10022   Birth
Year: 1951

Chairman, President and Chief Executive Officer

Since 2002

Managing Director of CAM; Chairman, President and Chief Executive Officer of Smith Barney Fund Management LLC (“SBFM”), and Citi Fund Management Inc. (“CFM”); President and Chief
Executive Officer of certain mutual funds associated with CAM; Formerly Portfolio Manager of Smith Barney Allocation Series Inc. (from 1996 to 2001) and Smith Barney Growth and income Fund (from 1996 to 2000); Chairman, President and Chief Executive
Officer of Travelers Investment Adviser, Inc. (“TIA”) (from 2002 to 2005)

171

None

Smith Barney International Fund 2005 Annual Report         45

Additional Information (unaudited) (continued)

Name, Address and Birth Year

Position(s) Held with Fund

Term of Office* and Length of Time Served

Principal Occupation(s) During Past 5 Years

Number of Portfolios in Fund Complex Overseen by Trustee

Other Trusteeships Held by Trustee

Officers:

Andrew B. Shoup CAM 125 Broad Street, 11th Floor New York, NY 10004 Birth Year: 1956

Senior Vice President and Chief Administrative Officer

Since 2003

Director of CAM; Senior Vice President and Chief Administrative Officer of mutual funds associated with CAM; Chief Financial Officer and Treasurer of certain mutual funds associated with CAM; Head of
International Funds Administration of CAM (from 2001 to 2003); Director of Global Funds to Administration of CAM (from 2000 to 2001); Head of U.S. Citibank Funds Administration of CAM (from 1998 to 2000)

N/A

N/A

Frances M. Guggino CAM 125 Broad Street, 10th Floor New York, NY 10004 Birth Year: 1957

Chief Financial Officer and Treasurer Controller

Since 2004 2002-2004

Director of CAM; Chief Financial Officer and Treasurer of certain mutual funds associated with CAM; Controller of certain mutual funds associated with CAM (from 2002 to 2004).

N/A

N/A

Andrew Beagley CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1962

Chief Anti-Money Laundering Compliance Officer

Since 2002

Chief Anti-Money Laundering Compliance Officer and Chief Compliance Officer of certain mutual funds associated with CAM;

N/A

N/A

Chief Compliance Officer

Since 2004

Managing Director of CAM (since 2005); Director of CAM (since 2000); Director of Compliance, North America, CAM (since 2000); Director of Compliance, Europe, the Middle East and Africa of CAM (from 1999 to 2000); Chief Compliance Officer of SBFM and CFM; Formerly Chief Compliance Officer of TIA (from 2002 to 2005)

46         Smith Barney International Fund 2005 Annual Report

Additional Information (unaudited) (continued)

Name, Address and Birth Year

Position(s) Held with Fund

Term of Office* and Length of Time Served

Principal Occupation(s) During Past 5 Years

Number of Portfolios in Fund Complex Overseen by Trustee

Other Trusteeships Held by Trustee

Wendy S. Setnicka CAM 125 Broad Street, 10th Floor New York, NY 10004 Birth Year: 1964

Controller

Since 2004

Vice President of CAM; (since 2003); Controller of certain mutual funds associated with CAM; Assistant Controller of CAM (from 2002 to 2004); Accounting Manager with CAM (from 1998 to 2002)

N/A

N/A

Robert I. Frenkel CAM 300 First Stamford Place, 4th Floor Stamford, CT 06902 Birth Year: 1954

Secretary and Chief Legal Officer Secretary

Since 2003

Managing Director and General Counsel of Global Mutual Funds for CAM and its predecessor (since 1994); Secretary and Chief Legal Officer of mutual funds associated with CAM

N/A

N/A

*

Each Trustee and Officer serves until his or her successor has been duly elected and qualified.

**

Mr. Gerken is an “interested person” of the Fund as defined in the Investment Company Act of 1940, as amended, because Mr. Gerken is an officer of SBFM and certain of its affiliates.

Smith Barney International Fund 2005 Annual Report         47

Additional Shareholder Information (unaudited)

Results of a Special Meeting of Shareholders

On October 21, 2005, a Special Meeting of Shareholders was held to elect Trustees. The following table provides the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each matter voted on at the Special Meeting of Shareholders.

Item Voted On

Votes For

Votes Against

Abstentions

Broker Non-Votes

Election of Trustees[1]

Nominees:

Elliot J. Berv

1,373,101,980.622

72,611,605.603

78,283.260

0.000

Donald M. Carlton

1,372,667,931.470

73,045,654.755

78,283.260

0.000

A. Benton Cocanougher

1,372,238,417.747

73,475,168.477

78,283.260

0.000

Mark T. Finn

1,372,966,510.879

72,747,075.345

78,283.260

0.000

Stephen Randolph Gross

1,372,665,788.992

73,047,797.233

78,283.260

0.000

Diana R. Harrington

1,372,790,017.323

72,923,568.902

78,283.260

0.000

Susan B. Kerley

1,372,864,058.699

72,849,527.525

78,283.260

0.000

Alan G. Merten

1,373,132,217.647

72,581,368.578

78,283.260

0.000

R. Richardson Pettit

1,372,801,010.747

72,912,575.478

78,283.260

0.000

R. Jay Gerken

1,371,873,090.739

73,840,495.485

78,283.260

0.000

[1]

Trustees are elected by the shareholders of all of the series of the trust of which the Fund is a series.

48         Smith Barney International
Fund 2005 Annual Report

Smith Barney International Fund

TRUSTEES

Elliott J. Berv

Donald M. Carlton

A. Benton Cocanougher

Mark T. Finn

R. Jay Gerken, CFA
Chairman

Stephen R. Gross

Diana R. Harrington

Susan B. Kerley

Alan G. Merten

R. Richardson Pettit

OFFICERS

R. Jay Gerken, CFA

President and

Chief Executive Officer

Andrew B. Shoup

Senior Vice President and Chief

Administrative Officer

Frances M. Guggino

Chief Financial Officer and

Treasurer

Andrew Beagley

Chief Anti-Money Laundering

Compliance Officer and
Chief Compliance Officer

Wendy S. Setnicka

Controller

Robert I. Frenkel

Secretary and
Chief Legal Officer

INVESTMENT MANAGER

Smith Barney Fund
Management LLC

SUB-ADVISER

Citigroup Asset Management Ltd.

DISTRIBUTORS

Citigroup Global Markets Inc.

Legg Mason Investor Services, LLC

PFS Investments, Inc.

CUSTODIAN

State Street Bank and
Trust Company

TRANSFER AGENT

PFPC Inc.

P.O. Box 9699

Providence, Rhode Island 02940-9699

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP

345 Park Avenue

New York, New York 10154

This report is submitted for the general information of
shareholders of Smith Barney Investment Series — Smith Barney International Fund, but it may also be used as sales literature when preceded or accompanied by the current Prospectus.

This report must be preceded or accompanied by a free prospectus. Investors should consider the Fund’s investment objectives, risks, charges and expenses carefully before investing. The prospectus contains this and other important information about the Fund. Please read the prospectus carefully before investing.

www.citigroupam.com

©2005 Legg Mason Investor Services, LLC Member NASD, SIPC

FD03103 12/05

05-9423

Smith Barney International Fund

The Fund is a separate investment fund of the Smith Barney Investment Series, a Massachusetts business trust.

SMITH BARNEY INTERNATIONAL FUND

Smith Barney Mutual Funds

3120 Breckinridge Boulevard

Duluth, Georgia 30099-0001

The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission for the first and third quarters of each fiscal year on Form N-Q. The
Fund’s Forms N-Q are available on the Commission’s website at www.sec.gov. The Fund’s Forms N-Q may be reviewed and copied at the Commission’s Public Reference Room in Washington, D.C., and information on the operation of the
Public Reference Room may be obtained by calling 1-800-SEC-0330. To obtain information on Form N-Q from the Fund, shareholders can call 1-800-451-2010.

Information on how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 and a description of the policies and procedures that the Fund uses to determine how to vote proxies relating to portfolio securities is available (1) without charge, upon request, by calling 1-800-451-2010, (2) on the Fund’s website at www.citigroupam.com and (3) on the SEC’s website at www.sec.gov.